Exhibit 99.1

NEWS RELEASE

Apache Corporation Announces Fourth-Quarter and Full-Year 2019

Financial and Operational Results

Highlights

•

Delivered fourth-quarter reported production of 487,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 430,000 BOE per day, exceeding the high end of guidance by 5,000 BOE per day;

•	Achieved the highest quarterly Permian oil production rate in Apache history, averaging 103,000 barrels per day during the fourth quarter;

•	Reduced capital investment in 2019 by 23% over 2018, while increasing total company adjusted production by nearly 5%, U.S. production by more than 7%, and Permian oil production by 6% year over year;

•	Reported full-year net cash from operating activities of $2.9 billion and adjusted EBITDAX of $4.0 billion;

•	Generated full-year cash return on invested capital on-target with the corporate incentive compensation goal of 19%;

•	Signed a 50-50 joint venture agreement with Total S.A. for Block 58 offshore Suriname that significantly reduces Apache’s potential large-scale appraisal and development capital requirements;

•	Drilled the Maka Central-1 well in Block 58 Suriname and announced a significant oil discovery in January 2020; currently drilling an exploration well at Sapakara West;

•

Launched a comprehensive corporate redesign to further align the organization, work processes and cost structure with long-term planned activity levels, targeting a minimum annual savings of $150 million;

•

Advanced sustainability efforts by initiating alignment with SASB and TCFD reporting standards, beginning to link ESG performance to short-term incentive compensation, and earmarking capital specifically for sustainability projects; and

•

Establishing 2020 upstream capital investment budget of $1.6 billion to $1.9 billion, a 26% year-over-year decrease at the midpoint; projecting flat to low single digit corporate oil growth on an adjusted basis.

HOUSTON, Feb. 26, 2020 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the fourth-quarter and full-year 2019.

Apache reported a loss of $3.0 billion or $7.89 per diluted common share during the fourth-quarter 2019. When adjusted for certain items that impact the comparability of results, including primarily the impact of asset impairments in both the upstream assets in Alpine High and gathering, processing, and transmission assets from the consolidated results of Altus Midstream, Apache’s fourth-quarter income totaled $31 million, or $0.08 per share. Net cash provided by operating activities in the fourth quarter was $778 million, and adjusted EBITDAX was $1.1 billion.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019

FINANCIAL AND OPERATIONAL RESULTS

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For the full-year 2019, Apache reported a loss of $3.6 billion, or $9.43 per diluted common share. On an adjusted basis, Apache’s 2019 earnings totaled $2 million. Net cash provided by operating activities was $2.9 billion, and adjusted EBITDAX was $4.0 billion.

“Apache finished 2019 on a strong note. For the year, we achieved our corporate returns objective and came in below our upstream capital investment target of $2.4 billion. During the fourth quarter, our Permian region delivered the highest oil production in company history at 103,000 barrels per day and exceeded guidance. In December, we signed a joint venture agreement with Total in Block 58 offshore Suriname, which brings in a world-class offshore operator and enables Apache to retain a 50% working interest in the block while significantly reducing our potential exposure to large-scale appraisal and development costs. Our subsequent announcement of a significant oil discovery with the Maka Central-1 well in January 2020 underscores the transformational potential of Suriname Block 58. We are currently drilling the second well on Block 58, Sapakara West-1, and are encouraged by what we’ve seen so far. We will provide more information after reaching total depth and completing our analysis,” said John J. Christmann IV, Apache’s chief executive officer and president.

Christmann continued, “Despite steady progress on many fronts in 2019, we also encountered some significant challenges, most notably around deteriorating natural gas and NGL prices and the performance of our multi-well development pad tests at Alpine High. To further align our investment program with these dynamics, we plan to significantly reduce our spending in 2020, predominantly in Alpine High.

“Apache is well-prepared to navigate this challenging and volatile commodity price environment. We are continuing to streamline our portfolio, completing our comprehensive corporate redesign to centralize and align the organization and costs with projected long-term activity levels, investing to improve long-term returns and free cash flow, strengthening our balance sheet, and sustaining our dividend.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019

FINANCIAL AND OPERATIONAL RESULTS

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“While these steps are important to generate long-term returns, we must continue to deliver energy in a responsible manner and are taking a number of steps to prioritize ESG initiatives.”

Specifically, over the last year, the company started to link ESG performance to short-term incentive compensation, earmarked 2020 capital specifically for sustainability projects, and began to align its 2019 sustainability report with the Task Force on Climate-related Financial Disclosures’ (TCFD) recommendations and the Sustainability Accounting Standards Board’s (SASB) Oil and Gas Exploration and Production Sustainability Accounting Standard.

2020 capital budget and outlook

In 2020, the company plans to invest $1.6 billion to $1.9 billion in upstream oil and gas capital, which, at the midpoint, represents a 26% reduction from 2019. If oil prices deteriorate from current levels, Apache is prepared to further reduce activity and capital investment. At higher oil prices, the priority will be to retain cash for debt reduction. The company does not anticipate increasing capital investment above $1.9 billion. This 2020 capital budget is projected to deliver flat to low single-digit total company oil production growth on an adjusted basis.

“Apache’s portfolio is differentiated through both geographic diversification and an attractive balance of conventional and unconventional development opportunities. We have optionality to fund high-quality, shorter-cycle growth projects in the Permian Basin, Egypt and the North Sea, as well as longer-cycle organic exploration plays. We are choosing to allocate capital to Suriname over the next several years that could otherwise be directed toward near-term growth opportunities elsewhere in the portfolio. This is consistent with our strategy of investing for long-term returns with growth as an outcome,” Christmann concluded.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019

FINANCIAL AND OPERATIONAL RESULTS

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Fourth-quarter operational summary

During the fourth quarter, Apache operated an average of 21 rigs and drilled and completed 74 gross-operated wells worldwide. Highlights from Apache’s principal areas include:

•

United States – Operated an average of eight rigs, drilled and completed 56 gross-operated wells, all of which were in the Permian, and reported production of 299,000 BOE per day, an increase of 5% over fourth-quarter 2018.

Permian Basin production averaged 288,000 BOE per day, including oil production of 103,000 barrels of oil per day.

•

Midland Basin – Averaged four rigs and placed 19 wells on production, all on multi-well pads. The 16-well Lynch-Tippett pad at Wildfire delivered strong initial production rates with an 83% oil cut on 1.5-mile laterals.

•

Delaware Basin – Averaged four rigs and placed 36 wells on production, including the 6-well Ghost Rider pad in Lea County, which produced impressive initial flow rates. At year-end, there were no rigs drilling at Alpine High.

•	International – Operated an average of 13 rigs, drilled and completed 18 gross-operated wells and reported production of 189,000 BOE per day.

•

Egypt – Averaged nine rigs, drilled and completed 16 gross-operated wells and reported production of 126,000 BOE per day, or 69,000 BOE per day on an adjusted basis. The company drilled several high-rate oil wells in the Faghur and Shushan basins and had an 81% success rate during the quarter.

•

North Sea – Averaged three rigs and drilled and completed two gross operated wells during the quarter with a 100% success rate. Production was 63,000 BOE per day with the startup of the Storr development in late November and return from scheduled turnaround activity in the third quarter.

•

Suriname – Drilled the first well in Block 58, the Maka Central-1, during the back half of 2019, and subsequently announced a significant oil discovery in January. The company is now working with its partner Total on an appraisal plan, which will be submitted to the state-owned oil company, Staatsolie, in the coming months.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019

FINANCIAL AND OPERATIONAL RESULTS

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Drilling commenced in January and is ongoing on the Sapakara West-1 exploration well in Suriname Block 58, approximately 12 miles southeast of the Maka Central-1 discovery. The company has drilled through the shallower Campanian interval and drilling continues toward the deeper Santonian objectives. Once the well reaches total depth, the company will run open-hole logs, pressure tests, fluid and core samples, and associated laboratory analyses. Following Sapakara, the rig will drill a third, and likely a fourth exploration test in Block 58.

Year-end 2019 proved reserves

Worldwide estimated proved reserves totaled 1.01 billion BOE at year-end 2019. During the year, Apache added approximately 176.4 million BOE in field extensions and discoveries, more than offsetting production of approximately 172.9 million BOE. Divestitures reduced proved reserves by 107.6 million BOE. Negative price revisions, partially offset by positive performance revisions, further reduced proved reserves by 119.5 million BOE. More than 88% of Apache’s estimated proved reserves at year-end 2019 were classified as proved developed.

Conference call

Apache will host a conference call to discuss its fourth-quarter and full-year 2019 results at 10 a.m. Central time, Thursday, Feb. 27. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time Feb. 28. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 7162078. Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts/email-alerts-subscription.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019

FINANCIAL AND OPERATIONAL RESULTS

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About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom and exploration activities offshore Suriname. Apache posts announcements, operational updates, investor information and all press releases on its website, www.apachecorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,”

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019

FINANCIAL AND OPERATIONAL RESULTS

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“expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2018 Form 10-K and in our quarterly reports on Form 10-Q filed, and 2019 Form 10-K when filed, with the Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by Apache in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Apache undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018 (and Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019, when filed) available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019

FINANCIAL AND OPERATIONAL RESULTS

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Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276 Phil West

Website: www.apachecorp.com

APA-F

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,316	$1,322	$5,230	$5,846
Natural gas revenues	188	244	678	919
Natural gas liquids revenues	121	137	407	583

	1,625	1,703	6,315	7,348
Gain on divestitures	23	13	43	23
Other	48	49	53	53

	1,696	1,765	6,411	7,424

OPERATING EXPENSES:
Lease operating expenses	343	352	1,447	1,439
Gathering, processing and transmission	76	88	306	348
Taxes other than income	66	53	207	215
Exploration	585	252	805	503
General and administrative	83	101	406	431
Transaction, reorganization and separation	33	8	50	28
Depreciation, depletion and amortization:
Oil and gas property and equipment	676	599	2,512	2,265
Other assets	45	35	168	140
Asset retirement obligation accretion	27	27	107	108
Impairments	2,700	501	2,949	511
Financing costs, net	97	93	462	478

	4,731	2,109	9,419	6,466

NET INCOME BEFORE INCOME TAXES	(3,035)	(344)	(3,008)	958
Current income tax provision	146	185	660	894
Deferred income tax provision (benefit)	66	(179)	14	(222)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(3,247)	(350)	(3,682)	286
Net income attributable to noncontrolling interest - Egypt	42	30	167	245
Net loss attributable to noncontrolling interest - Altus	(329)	1	(334)	1
Net income attributable to Altus Preferred Unit limited partners	16	—	38	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(2,976)	$(381)	$(3,553)	$40

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(7.89)	$(1.00)	$(9.43)	$0.11
Diluted	$(7.89)	$(1.00)	$(9.43)	$0.11

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	377	379	377	382
Diluted	377	379	377	384

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	$1.00

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	4Q19 to 3Q19	4Q19 to 4Q18	December 31, 2019	December 31, 2018
OIL VOLUME - Barrels per day
Permian	103,275	94,873	98,560	9%	5%	96,997	91,132
MidContinent/Gulf Coast	2,500	2,635	9,697	-5%	-74%	5,328	10,434
Gulf of Mexico	2,655	2,537	2,391	5%	11%	2,726	3,234

United States	108,430	100,045	110,648	8%	-2%	105,051	104,800

Egypt (1, 2)	79,119	84,114	86,103	-6%	-8%	84,617	93,656
North Sea	50,226	44,281	52,519	13%	-4%	49,746	46,953

International (1)	129,345	128,395	138,622	1%	-7%	134,363	140,609

Total (1)	237,775	228,440	249,270	4%	-5%	239,414	245,409

NATURAL GAS VOLUME - Mcf per day
Permian	635,159	539,132	553,945	18%	15%	571,141	458,564
MidContinent/Gulf Coast	12,001	14,779	120,720	-19%	-90%	57,996	125,488
Gulf of Mexico	11,235	9,251	7,477	21%	50%	10,443	9,202

United States	658,395	563,162	682,142	17%	-3%	639,580	593,254

Egypt (1, 2)	275,811	275,569	291,196	0%	-5%	285,972	326,811
North Sea	63,681	47,875	55,955	33%	14%	54,642	45,466

International (1)	339,492	323,444	347,151	5%	-2%	340,614	372,277

Total (1)	997,887	886,606	1,029,293	13%	-3%	980,194	965,531

NGL VOLUME - Barrels per day
Permian	78,908	69,703	45,053	13%	75%	62,106	43,368
MidContinent/Gulf Coast	1,211	1,959	13,676	-38%	-91%	6,017	13,780
Gulf of Mexico	286	343	397	-17%	-28%	258	303

United States	80,405	72,005	59,126	12%	36%	68,381	57,451

Egypt (1, 2)	788	891	877	-12%	-10%	931	923
North Sea	1,920	1,540	1,476	25%	30%	1,739	1,189

International (1)	2,708	2,431	2,353	11%	15%	2,670	2,112

Total	83,113	74,436	61,479	12%	35%	71,051	59,563

BOE per day
Permian	288,043	254,432	235,936	13%	22%	254,293	210,926
MidContinent/Gulf Coast	5,711	7,057	43,493	-19%	-87%	21,011	45,129
Gulf of Mexico	4,813	4,421	4,035	9%	19%	4,725	5,071

United States	298,567	265,910	283,464	12%	5%	280,029	261,126

Egypt (1, 2)	125,875	130,934	135,513	-4%	-7%	133,209	149,048
North Sea	62,760	53,800	63,321	17%	-1%	60,592	55,719

International (1)	188,635	184,734	198,834	2%	-5%	193,801	204,767

Total (1)	487,202	450,644	482,298	8%	1%	473,830	465,893

Total excluding noncontrolling interests	445,209	406,926	437,030	9%	2%	429,377	416,150

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	26,384	28,052	28,756			28,220	31,240
Gas (Mcf/d)	92,075	92,212	97,317			95,539	109,169
NGL (b/d)	263	297	292			310	308
(2) Egypt Gross Production - BOE per day	300,136	301,296	334,992	0%	-10%	313,722	336,125

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	4Q19 to 3Q19	4Q19 to 4Q18	December 31, 2019	December 31, 2018
OIL VOLUME - Barrels per day
Permian	103,275	94,873	98,560	9%	5%	96,997	91,132
MidContinent/Gulf Coast	2,500	2,635	9,697	-5%	-74%	5,328	10,434
Gulf of Mexico	2,655	2,537	2,391	5%	11%	2,726	3,234

United States	108,430	100,045	110,648	8%	-2%	105,051	104,800

Egypt	42,120	44,461	46,077	-5%	-9%	44,773	47,286
North Sea	50,226	44,281	52,519	13%	-4%	49,746	46,953

International	92,346	88,742	98,596	4%	-6%	94,519	94,239

Total	200,776	188,787	209,244	6%	-4%	199,570	199,039

NATURAL GAS VOLUME - Mcf per day
Permian	635,159	539,132	553,945	18%	15%	571,141	458,564
MidContinent/Gulf Coast	12,001	14,779	120,720	-19%	-90%	57,996	125,488
Gulf of Mexico	11,235	9,251	7,477	21%	50%	10,443	9,202

United States	658,395	563,162	682,142	17%	-3%	639,580	593,254

Egypt	159,242	160,263	166,109	-1%	-4%	165,159	180,841
North Sea	63,681	47,875	55,955	33%	14%	54,642	45,466

International	222,923	208,138	222,064	7%	0%	219,801	226,307

Total	881,318	771,300	904,206	14%	-3%	859,381	819,561

NGL VOLUME - Barrels per day
Permian	78,908	69,703	45,053	13%	75%	62,106	43,368
MidContinent/Gulf Coast	1,211	1,959	13,676	-38%	-91%	6,017	13,780
Gulf of Mexico	286	343	397	-17%	-28%	258	303

United States	80,405	72,005	59,126	12%	36%	68,381	57,451

Egypt	474	518	527	-8%	-10%	550	505
North Sea	1,920	1,540	1,476	25%	30%	1,739	1,189

International	2,394	2,058	2,003	16%	20%	2,289	1,694

Total	82,799	74,063	61,129	12%	35%	70,670	59,145

BOE per day
Permian	288,043	254,432	235,936	13%	22%	254,293	210,926
MidContinent/Gulf Coast	5,711	7,057	43,493	-19%	-87%	21,011	45,129
Gulf of Mexico	4,813	4,421	4,035	9%	19%	4,725	5,071

United States	298,567	265,910	283,464	12%	5%	280,029	261,126

Egypt	69,134	71,690	74,289	-4%	-7%	72,850	77,932
North Sea	62,760	53,800	63,321	17%	-1%	60,592	55,719

International	131,894	125,490	137,610	5%	-4%	133,442	133,651

Total	430,461	391,400	421,074	10%	2%	413,471	394,777

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
AVERAGE OIL PRICE PER BARREL
Permian	$56.25	$54.51	$50.98	$54.47	$58.57
MidContinent/Gulf Coast	56.97	58.38	58.73	56.77	64.17
Gulf of Mexico	56.47	58.38	61.48	59.44	67.75
United States	56.26	54.70	51.85	54.71	59.36
Egypt	63.11	61.10	64.27	63.76	70.09
North Sea	64.07	63.12	62.68	65.10	69.02
International	63.48	61.75	63.69	64.25	69.73
Total	60.19	58.60	58.37	60.05	65.30

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$1.47	$.91	$1.71	$1.11	$1.95
MidContinent/Gulf Coast	2.30	2.03	3.32	2.47	2.65
Gulf of Mexico	2.43	2.39	3.70	2.76	3.27
United States	1.50	0.97	2.03	1.26	2.12
Egypt	2.86	2.81	2.83	2.83	2.84
North Sea	4.30	3.20	7.91	4.48	7.33
International	3.13	2.87	3.65	3.09	3.39
Total	2.05	1.66	2.57	1.90	2.61

AVERAGE NGL PRICE PER BARREL
Permian	$14.93	$13.24	$24.29	$14.82	$27.20
MidContinent/Gulf Coast	16.60	14.35	22.17	16.05	23.32
Gulf of Mexico	21.39	16.11	24.47	19.16	29.82
United States	15.00	13.26	23.81	14.95	26.28
Egypt	36.47	27.76	34.43	33.87	39.17
North Sea	44.22	26.63	42.94	36.83	45.84
International	41.97	27.05	39.77	35.80	42.93
Total	15.88	13.71	24.42	15.74	26.87

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Unproved leasehold impairments	$545	$138	$619	$214
Dry hole expense	24	80	57	137
Geological and geophysical expense	5	14	59	55
Exploration overhead and other	11	20	70	97

	$585	$252	$805	$503

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$778	$1,043	$2,867	$3,777

Additions to upstream oil and gas property	(580)	(899)	(2,634)	(3,323)
Additions to Altus gathering, processing, and transmission facilities	(33)	(169)	(327)	(581)
Altus equity method interests	(164)	(91)	(1,172)	(91)
Proceeds from sale of oil and gas properties	128	87	718	138
Other, net	(14)	(32)	(31)	(87)

Net cash used in investing activities	$(663)	$(1,104)	$(3,446)	$(3,944)

Debt borrowings and payments, net	161	—	235	(378)
Proceeds from Altus transaction	—	628	—	628
Distributions to noncontrolling interest - Egypt	(70)	(89)	(305)	(345)
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	—	—	611	—
Dividends paid	(94)	(95)	(376)	(382)
Other	(28)	(262)	(53)	(310)

Net cash used in financing activities	$(31)	$182	$112	$(787)

SUMMARY BALANCE SHEET INFORMATION

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$247	$714
Other current assets	1,714	1,973
Property and equipment, net	14,158	18,421
Other assets	1,988	474

Total assets	$18,107	$21,582

Current debt - Apache *	$1	$151
Current debt - Altus	10	—
Current liabilities	1,844	2,050
Long-term debt - Apache *	8,159	8,093
Long-term debt - Altus	396	—
Deferred credits and other noncurrent liabilities	2,677	2,476
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	555	—
Apache shareholders’ equity	3,255	7,130
Noncontrolling interest - Egypt	1,137	1,275
Noncontrolling interest - Altus	73	407

Total Liabilities, redeemable noncontrolling interest, and equity	$18,107	$21,582

Common shares outstanding at end of period	377	375

*	Excludes Altus

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$778	$635	$1,043	$2,867	$3,777
Adjustments:
Exploration seismic and administration costs	16	39	34	129	152
Current income tax provision	146	141	185	660	894
Other adjustments to reconcile net income to net cash provided by operating activities	(19)	(13)	(29)	(50)	(125)
Changes in operating assets and liabilities	42	1	(191)	3	(245)
Financing costs, net (excluding loss on early extinguishment of debt)	97	95	93	387	384
Transaction, reorganization & separation costs	33	7	8	50	28

Adjusted EBITDAX (Non-GAAP)	$1,093	$905	$1,143	$4,046	$4,865

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2019				December 31, 2018
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income including noncontrolling interest (GAAP)	$(3,035)	$(212)	$(3,247)	$(8.61)	$(344)	$(6)	$(350)	$(0.92)
Income attributable to noncontrolling interest	(191)	(96)	(287)	(0.77)	71	(40)	31	0.08
Loss attributable to Altus preferred unit limited partner	16	—	16	0.05	—	—	—	—

Net income attributable to common stock	(2,860)	(116)	(2,976)	(7.89)	(415)	34	(381)	(1.00)

Adjustments:*
Asset impairments	3,245	(682)	2,563	6.78	639	(143)	496	1.31
Noncontrolling interest impact on Altus impairments	(269)	57	(212)	(0.56)	—	—	—	—
Noncontrolling interest & tax barrel impact on Egypt adj	—	—	—	—	13	(34)	(21)	(0.06)
Valuation allowance and other tax adjustments	—	655	655	1.74	—	42	42	0.10
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Unrealized derivative instrument (gain)/loss	(8)	1	(7)	(0.02)	(15)	2	(13)	(0.03)
Transaction, reorganization & separation costs	33	(7)	26	0.07	8	(3)	5	0.01
Modification of stock comp plans	—	—	—	—	—	—	—	—
(Gain)/loss on divestitures	(23)	5	(18)	(0.04)	(13)	4	(9)	(0.02)

Adjusted earnings (Non-GAAP)	$118	$(87)	$31	$0.08	$217	$(98)	$119	$0.31

	For the Year Ended				For the Year Ended
	December 31, 2019				December 31, 2018
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income including noncontrolling interest (GAAP)	$(3,008)	$(674)	$(3,682)	$(9.77)	$958	$(672)	$286	$0.75
Income attributable to noncontrolling interest	44	(211)	(167)	(0.44)	464	(218)	246	0.64
Loss attributable to Altus preferred unit limited partner	38	—	38	0.10	—	—	—	—

Net income attributable to common stock	(3,090)	(463)	(3,553)	(9.43)	494	(454)	40	0.11
Adjustments:*
Asset impairments	3,568	(750)	2,818	7.45	725	(163)	562	1.47
Noncontrolling interest impact on Altus impairments	(271)	57	(214)	(0.56)	—	—	—	—
Noncontrolling interest & tax barrel impact on Egypt adj	—	—	—	—	13	(34)	(21)	(0.05)
Valuation allowance and other tax adjustments	—	854	854	2.27	—	72	72	0.18
Loss on extinguishment of debt	75	(16)	59	0.16	94	(19)	75	0.19
Unrealized derivative instrument (gain)/loss	44	(11)	33	0.09	(103)	21	(82)	(0.21)
Transaction, reorganization & separation costs	50	(11)	39	0.11	28	(7)	21	0.06
Modification of stock comp plans	—	—	—	—	39	(9)	30	0.07
(Gain)/loss on divestitures	(43)	9	(34)	(0.09)	(23)	5	(18)	(0.05)

Adjusted Earnings (Non-GAAP)	$333	$(331)	$2	$0.00	$1,267	$(588)	$679	$1.77

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess Apache’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Costs incurred in oil and gas property:
Acquisitions
Proved	$1	$1	$8	$6
Unproved	14	46	57	127
Exploration and development	533	860	2,464	3,321

Total Costs incurred in oil and gas property	$548	$907	$2,529	$3,454

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$548	$907	$2,529	$3,454
Asset retirement obligations settled vs. incurred - oil and gas property	110	(1)	153	20
Capitalized interest	(8)	(8)	(32)	(36)
Exploration seismic and administration costs	(16)	(34)	(129)	(152)
Less noncontrolling interest - Egypt	(44)	(49)	(155)	(200)

Total Upstream capital investment	$590	$815	$2,366	$3,086

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$778	$635	$1,043	$2,867	$3,777
Changes in operating assets and liabilities	42	1	(191)	3	(245)

Cash flows from operations before changes in operating assets and liabilities	$820	$636	$852	$2,870	$3,532

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2019

OIL (Mbbl)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2018	345,666	119,498	115,769	580,933
Extensions and Discoveries	52,297	21,039	9,017	82,353
Purchases	—	—	—	—
Revisions	(16,446)	4,752	5,132	(6,562)
Production	(38,344)	(30,885)	(18,157)	(87,386)
Sales	(18,312)	—	—	(18,312)

Balance - Dec 31, 2019	324,861	114,404	111,761	551,026

NGL’s (Mbbl)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2018	231,370	562	2,569	234,501
Extensions and Discoveries	41,343	27	697	42,067
Purchases	—	—	—	—
Revisions	(32,569)	508	345	(31,716)
Production	(24,959)	(340)	(634)	(25,933)
Sales	(32,822)	—	—	(32,822)

Balance - Dec 31, 2019	182,363	757	2,977	186,097

GAS (MMcf)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2018	1,893,493	509,138	111,151	2,513,782
Extensions and Discoveries	249,205	34,758	27,711	311,674
Purchases	—	—	—	—
Revisions	(509,753)	18,570	4,015	(487,168)
Production	(233,447)	(104,380)	(19,944)	(357,771)
Sales	(338,520)	—	—	(338,520)

Balance - Dec 31, 2019	1,060,978	458,086	122,933	1,641,997

TOTAL BOE (Mboe)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2018	892,618	204,916	136,863	1,234,397
Extensions and Discoveries	135,174	26,859	14,333	176,366
Purchases	—	—	—	—
Revisions	(133,974)	8,355	6,146	(119,473)
Production	(102,211)	(48,622)	(22,115)	(172,948)
Sales	(107,554)	—	—	(107,554)

Balance - Dec 31, 2019	684,053	191,508	135,227	1,010,788

Proved developed reserves:
Oil (Mbbls)	278,145	103,573	101,712	483,430
NGL’s (Mbbls)	158,794	667	2,317	161,778
Gas (Mboe)	157,656	72,230	17,722	247,608

Balance - Dec 31, 2019 (Mboe)	594,595	176,470	121,751	892,816

(1)	Includes reserves attributable to noncontrolling interest in Egypt.